UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2005

SILICON IMAGE, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307

(Commission	(IRS Employer
File Number)	Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085

(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     (a) On July 19, 2005, Silicon Image, Inc. (the “Company”) amended the Company’s Bonus Plan for Fiscal Year 2005 (the “Bonus Plan”) as previously described in the Company’s current report on Form 8-K dated May 4, 2005 (and set forth in Exhibit 10.01 thereto) to make the following changes: (i) the removal of certain provisions in the Bonus Plan which would have required the Company to establish a cash bonus pool if the Company’s actual operating income (not calculated in accordance with Generally Accepted Accounting Principles (GAAP)) for the fiscal year 2005 equals or exceeds the planned operating income (calculated on a non-GAAP basis) for the fiscal year; and (ii) the replacement of the removed provisions with certain provisions which will now require the Company to establish a cash bonus pool if the Company’s actual earnings per share (calculated on a non-GAAP basis) for the fiscal year 2005 equals or exceeds the planned earnings per share (calculated on a non-GAAP basis) for the fiscal year. The foregoing description is a summary of the material changes incorporated in the Bonus Plan. This summary is not intended to be complete, and is qualified in its entirety by reference to the Bonus Plan (as amended) attached hereto as Exhibit 10.01.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

          (c) Exhibits

     10.01 Silicon Image, Inc. Bonus Plan for Fiscal Year 2005 (as amended).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2005	SILICON IMAGE, INC.
	By:	/s/ Patrick Reutens
Patrick Reutens
Chief Legal Officer

Exhibit List

Exhibit No.	Exhibit Title
10.01	Silicon Image, Inc. Bonus Plan for Fiscal Year 2005 (as amended).